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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 22, 1998



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                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                                  13-3245865
        (State or Other                    (I.R.S. Employer Identification No.)
Jurisdiction of Incorporation)


                         Commission File Number 1-13858

           2150 E. Lake Cook Road, Buffalo Grove, Illinois 60089-1877
               (Address of Principal Executive Offices) (Zip Code)



                                 (847) 793-7500
              (Registrant's telephone number, including area code)

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ITEM 5.  Other Events.

         BT Office Products International, Inc. (the "Company") has been served with several class action complaints that have been filed in the Court of Chancery of the State of Delaware. The actions allege breach of certain fiduciary duties and related claims against N.V. Koninklijke KNP BT ("KNP BT"), the Company and certain of its directors in connection with KNP BT's announcement that it was prepared to make an offer to acquire the approximately 30% of the Company's shares that it does not already own for a cash purchase price of $10.50 per share.

         The complaints generally seek, among other things, (i) an injunction to prevent the defendants from taking steps to effect the proposed acquisition,
(ii) rescission of any such transaction that is consummated, and (iii) damages on behalf of all of the minority shareholders as a class.

         The defendants intend to defend the lawsuits vigorously. As previously announced, the Company has formed a special committee of independent directors to evaluate KNP BT's proposal, which committee has retained independent financial and legal advisors to assist it in such evaluation.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              Exhibit No.                    Description


                 99.1 N.V. Koninklijke KNP BT and BT Office Products International, Inc. joint press release dated January 22, 1998

                 99.2 BT Office Products International, Inc. press release dated February 18, 1998

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                     BT OFFICE PRODUCTS INTERNATIONAL, INC.




                                     By:   /s/ Francis J. Leonard
                                        -----------------------------------
                                            Francis J. Leonard
                                            Vice President - Finance and
                                            Chief Financial Officer



DATE:  February 26, 1998

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                                INDEX TO EXHIBITS






Exhibit No.                  Description


   99.1 N.V. Koninklijke KNP BT and BT Office Products International, Inc. joint press release dated January 22, 1998

   99.2 BT Office Products International, Inc. press release dated February 18, 1998





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